August 14, 1997                                            Our File No. 20427160
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Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549
U.S.A.

Re:      MINERA ANDES INC.

Dear Sirs:

We have reviewed the disclosure regarding change of accountants to be included in Part II, Item 3 of Amendment No. 1 to the registration statement on Form 10-SB of Minera Andes Inc. We agree with the statements made by Minera Andes Inc. in this disclosure.

Yours truly,

MacKay & Partners

GLENN OHLHAUSER

Glenn Ohlhauser, C.A.